UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: July 9, 2007

Commission File No. 1-8968

ANADARKO PETROLEUM CORPORATION

1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046

(832) 636-1000

Incorporated in the State of Delaware	Employer Identification No. 76-0146568

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Anadarko Petroleum Corporation (the “Company”) filed its Quarterly Report on Form 10-Q for the three months ended March 31, 2007 (the “Form 10-Q”) on May 8, 2007. As a participant in the Securities and Exchange Commission’s voluntary eXtensible Business Reporting Language (XBRL) program, the Company has attached as Exhibit 100 to this Current Report on Form 8-K the complete set of financial statements, excluding the notes to the financial statements, from the Form 10-Q formatted in XBRL.

Pursuant to Rule 401 of Regulation S-T, users of this data are advised that the financial information contained in the XBRL-related documents is unaudited and that these are not the official publicly filed financial statements of the Company. The purpose of submitting these XBRL-related documents is to test the related format and technology. As a result, investors should continue to rely on the official filed version of the furnished documents and not rely on the information in this Current Report on Form 8-K, including Exhibit 100, in making investment decisions.

In accordance with Rule 402 of Regulation S-T, the information in this Current Report on Form 8-K, including Exhibit 100, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

100	The following materials from Anadarko Petroleum Corporation’s Quarterly Report on Form 10-Q for the three months ended March 31, 2007, filed on May 8, 2007, formatted in XBRL: (i) the Consolidated Statements of Income, (ii) the Consolidated Balance Sheets, (iii) the Consolidated Statements of Cash Flows, (iv) the Consolidated Statements of Comprehensive Income.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION
(Registrant)

July 9, 2007	By:	/s/ BRUCE W. BUSMIRE
Bruce W. Busmire - Vice President and
Chief Accounting Officer